Exhibit 4.2.10

(face of security)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP No. 14149Y AR9

ISIN No. US14149YAR99
CARDINAL HEALTH, INC.

Floating Rate Senior Notes due 2009
No. 1		$350,000,000

CARDINAL HEALTH, INC., an Ohio corporation (the “Issuer”), for value received, hereby promises to pay to Cede & Co. or registered assigns, at the office or agency of the Issuer in Columbus, Ohio, the principal sum of THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) on October 2, 2009 (“Maturity”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, on January 2, April 2, July 2 and October 2 of each year, commencing April 2, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified herein.

Cash interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 3, 2006, to but excluding the relevant payment date, provided that if an interest payment date for the Notes falls on a day that is not a Business Day, the interest payment date shall be postponed to the next succeeding Business Day. The Issuer will pay interest quarterly in arrears on each interest payment date, commencing April 2, 2008, to the person in whose name the Notes are registered at the close of business on the Business Day preceding the interest payment date. Interest will be computed on the basis of the actual number of calendar days in an interest period and a 360-day year.

The Notes will bear interest for each interest period at a rate determined by the calculation agent. The calculation agent for this purpose is The Bank of New York Trust Company, N.A. until such time as the Issuer appoints a successor calculation agent. The interest rate on the Notes for a particular interest period will be a per annum rate equal to three-month LIBOR as determined on the interest determination date plus 0.27%. The interest determination date for an interest period will be the second London business day preceding such interest period. Promptly upon determination, the calculation agent will inform the Trustee and the Issuer of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the Holders, the Trustee and the Issuer.

A London business day is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

On any interest determination date, LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Screen LIBOR01 Page” at approximately 11:00 a.m., London time, on such interest determination date. If on an interest determination date, such rate does not appear on the “Reuters Screen LIBOR01 Page” as of 11:00 a.m., London time, or if the “Reuters Screen LIBOR01 Page” is not available on such date, the calculation agent will obtain such rate from Bloomberg L.P. page “BBAM.”

If no offered rate appears on “Reuters Screen LIBOR01 Page” or Bloomberg L.P. page “BBAM” on an interest determination date at approximately 11:00 a.m., London time, then the calculation agent (after consultation with the Issuer) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the calculation agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the interest determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period will be set equal to the rate of LIBOR for the then current interest period.

Upon request from any Holder, the calculation agent will provide the interest rate in effect on the Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Dollar amounts resulting from such calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, CARDINAL HEALTH, INC. has caused this instrument to be signed by its duly authorized officers.

Dated: March 14, 2008

CARDINAL HEALTH, INC.

By:	/s/ Jorge M. Gomez
Jorge M. Gomez Executive Vice President and Treasurer

Attest:	/s/ John M. Adams, Jr.
John M. Adams, Jr. Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/ L. Garcia
Authorized Officer

(back of security)

CARDINAL HEALTH, INC.

Floating Rate Senior Notes due 2009

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of April 18, 1997, duly executed and delivered by the Issuer to The Bank of New York Trust Company, N.A. (successor trustee to J.P. Morgan Trust Company, National Association, successor trustee to Bank One, N.A., which was formerly known as Bank One, Columbus, N.A.), as Trustee (herein called the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated October 3, 2006 (herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the Floating Rate Senior Notes due 2009 of the Issuer, limited in initial aggregate principal amount to $350,000,000 (collectively, the “Notes”). The Issuer may, at any time, without notice to or the consent of the holders of the Securities, issue further notes having the same ranking and the same interest rate, maturity and other terms as the Notes (other than the date of issuance and, under certain circumstances, the first interest payment date following the issue date of such further notes). Any such further notes, together with this Note, will form a single series of Securities under the Indenture.

1. Principal and Interest

The Notes will mature on October 2, 2009.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

2. Amendment; Supplement; Waiver

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than 66 2/3% in the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or reduce or impair or affect the rights of any Holder to institute suit for the payment thereof or any right of repayment at the option of the Holder, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all or certain series of the Securities) may on behalf of the Holders of all the Securities of such series (or all or certain series of the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

3. Persons Deemed Owners

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

4. Additional Rights of Holders of Notes

In addition to the rights provided to Holders under the Indenture, Holders of the Notes shall have all the rights set forth in the Registration Rights Agreement dated October 3, 2006 between the Issuer and the initial purchasers named therein.

5. Transfers and Exchanges

The Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, including the First Supplemental Indenture, and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Transfers and exchanges of the Notes are only available under limited circumstances and are required to be registered in accordance with the Indenture, including the First Supplemental Indenture. The Holder may be required, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture, including the First Supplemental Indenture.

6. Miscellaneous

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

No recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of Ohio, except as otherwise may be required by mandatory provisions of law.

Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

____________________________________

(Insert assignee’s soc. sec. or tax ID no.)

_____________________________________________

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________ agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for it.

Date:	Signature:
(sign exactly as your name appears on the face of this Note)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Security for an interest in another Global Security or for a certificated Note, or exchanges of a part of another Global Security or certificated Note for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee